EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Strategic American Oil Corporation on Form 10-Q for the quarter ended January 31, 2012, as filed with the Securities and Exchange Commission (the “Report”), Jeremy Glenn Driver, Chief Executive Officer and Sarah Berel-Harrop, Chief Financial Officer of Strategic American Oil Corporation, do hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to his or her knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 21, 2012

By:	/s/ Jeremy Glenn Driver
Jeremy Glenn Driver
Chief Executive Officer
Principal Executive Officer

By:	/s/ Sarah Berel-Harrop
Sarah Berel-Harrop
Chief Financial Officer
Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.